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                                                                    EXHIBIT 23.1

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Patriot Scientific Corporation
San Diego, California



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 21, 2000, except for Note 11 which is as of August 25, 2000, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2000.



/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP



Denver, Colorado
March 23, 2001